Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2025 First Quarter Results

Delivers Financial and Operational Outperformance in Fiscal Q1; Raises Fiscal 2025 Guidance Ranges for All Metrics

PHOENIX, ARIZ. - February 5, 2025 - Universal Technical Institute, Inc. (NYSE: UTI), a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, reported financial results for the fiscal 2025 first quarter ended December 31, 2024. Universal Technical Institute, Inc. operates in two reportable segments, Universal Technical Institute (UTI) and Concorde Career Colleges (Concorde), and together with its segments and subsidiaries is referred to as the “Company,” “we,” “us” or “our.”

•Revenue of $201.4 million representing 15.3% growth versus the comparable period.
•Total new student starts grew 22.3% while average full-time active students grew 11.1% versus the comparable period.
•Net income of $22.2 million, an increase of 113.2% over the comparable period.
•Adjusted EBITDA(1) of $35.5 million, an increase of 44.8% over the comparable period.
•Full year guidance raised for all key metrics.

“In the first quarter of 2025, we continued to deliver on our growth, diversification, and optimization strategy, leading to outperformance across our key financial and operational metrics," said Jerome Grant, CEO of Universal Technical Institute, Inc. "Both divisions experienced strong year-over-year growth, with consolidated revenue increasing 15%, average full-time active students growing 11%, and new student starts growing over 22%, while considerably increasing our bottom line. As a result, I’m proud to report that we are increasing our guidance ranges for fiscal 2025. We are fully aligned with our strategic growth objectives and are making steady progress toward achieving them throughout the year.

"As a reminder, the beginning of this year officially marked the start of our North Star Phase II strategy, building on our proven track record of success and leveraging our strong balance sheet to create value for all stakeholders. Our focus on strategic investments, technological innovation, and strong partnerships positions us to expand our brand, drive enrollment, and continue delivering industry-leading student outcomes. With a clear vision and a commitment to excellence, we are well-positioned to achieve sustainable growth and create a positive impact for our students, faculty, staff, and shareholders in the years to come.”

Financial Results for the Three-Month Period Ended December 31, 2024 Compared to 2023

•Revenues increased 15.3% to $201.4 million compared to $174.7 million primarily due to the growth in average full-time active students at both UTI and Concorde.
•Operating expenses increased by 8.4% to $174.0 million, compared to $160.5 million primarily due the growth in average full-time active students at both UTI and Concorde and costs associated with program expansions.
•Operating income increased to $27.5 million compared to $14.2 million.
•Net income increased to $22.2 million compared to $10.4 million.
•Basic and diluted earnings per share (“EPS”) were $0.41 and $0.40, respectively, compared to $0.18 and $0.17, respectively.
•Adjusted EBITDA(1) increased 44.8% to $35.5 million compared to $24.5 million.
•Net cash provided by operating activities increased by 111.9% to $23.0 million.
•Adjusted free cash flow increased 85.1% to $18.9 million.
•New student starts of 5,313 compared to 4,346, with average full-time active students increasing 11.1%.

UTI
•Revenues of $131.5 million, an increase of 14.0% from the comparable period revenues of $115.4 million due primarily to growth in average full-time active students.
•Operating expenses were $106.0 million compared to $100.3 million. The increase was primarily due to growth in average full-time active students and additional expenses incurred related to new program launches.
•Adjusted EBITDA(1) was $31.9 million compared to $21.6 million.
•New student starts increased 19.0% to 2,753, while average full-time active students increased 8.0%.

Concorde
•Revenues of $70.0 million, an increase of 17.9% over the comparable period revenues of $59.3 million due primarily to growth in average full-time active students.
•Operating expenses were $58.8 million compared to $52.2 million. The increase was primarily due to growth in average full-time active students and additional expenses incurred during the current year related to new program launches.
•Adjusted EBITDA(1) was $13.0 million compared to $8.8 million.
•New student starts increased 26.0% to 2,560, while average full-time active students increased by 16.4%.

“Our first quarter results exceeded our expectations across both the top and bottom line,” said Christine Kline, Interim CFO of Universal Technical Institute, Inc. “The Concorde division continued its growth trajectory, driven by investments in marketing and admissions efforts that led to higher average full-time student enrollment and improved start rates. The UTI division demonstrated significant year-over-year growth, primarily driven by an increase in new student starts and higher average full-time students, with some of the growth driven by start deferrals from the fourth quarter into the first quarter as a result of FAFSA delays. The top-line growth combined with a shift in timing for strategic investments resulted in lower than anticipated spend in the quarter, and drove the outperformance on the bottom line.

“As we look at the remainder of 2025, we are raising our annual guidance ranges for all key metrics with the expectation to generate $810 million to $820 million in revenue, $122 million to $126 million in adjusted EBITDA, and 28,500 to 29,500 in new student starts. With favorable macro-economic dynamics, a healthy balance sheet, and an experienced team with a strong focus on executing our strategic growth initiatives, we believe we are well-positioned to meet our expectations for fiscal year 2025, along with our longer-term growth targets for Phase II of our North Star Strategy."

Balance Sheet and Liquidity

At December 31, 2024, the Company’s total available cash liquidity was $246.0 million which includes $74.0 million available from its revolving credit facility. Capital expenditures (“capex”) for the year-to date period were $3.3 million. The primary driver of capex for the quarter was the program expansions at both UTI and Concorde.

Updated Fiscal 2025 Financial Outlook

	Previous	Updated
	FY 2025	FY 2025
($ in millions, except EPS)	Guidance	Guidance
New student starts	28,000 - 29,000	28,500 - 29,500
Revenue	$800 - 815	$810 - 820
Net Income	$52 - 56	$54 - 58
Diluted EPS	$0.93 - 1.01	$0.96 - 1.04
Adjusted EBITDA(1)	$120 - 124	$122 - 126
Adjusted free cash flow(1)(2)	$58 - 62	$60 - 65

(1)     See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
(2)     For FY 2025, assumes approximately $55M of total capex, including investments for new campus launches and program expansions, and maintenance capex.

For the Company’s most recent investor presentation and quarterly financial supplement, please see its investor relations website at https://investor.uti.edu.

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2025 first quarter ended December 31, 2024, on Wednesday, February 5, 2025, at 4:30 p.m. ET.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute, Inc. investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu. Alternatively, the telephone replay can be accessed through February 19, 2025, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 8302718.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. Additional details on our non-GAAP measures and the tables reconciling these measures to the most directly comparable GAAP measure are provided below.

Adjusted EBITDA: The Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations.

Adjusted Free Cash Flow: The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations.

Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, our adjustments for items that management does not consider to be normal recurring operations include:

•Integration-related costs for completed acquisitions: We have excluded integration costs related to business structure realignment and new programs for recent acquisitions to allow for comparable financial results to historical operations and forward-looking guidance. In addition, the nature and amount of such charges vary significantly based on the size and timing of the programs. By excluding the referenced expenses from our non-GAAP financial measures, our management is able to further evaluate our ability to utilize existing assets and estimate their long-term value. Furthermore, our management believes that the adjustment of these items supplements the GAAP information with a measure that can be used to assess the sustainability of our operating performance.
•Restructuring charges: In December 2023, we announced plans to consolidate the two Houston, Texas campus locations to align the curriculum, student facing systems, and support services to better serve students seeking careers in in-demand fields. As part of the transition, the MIAT Houston campus, acquired in November 2021, began a phased teach-out in May 2024, and such campus began operating under the UTI brand. MIAT-Houston students who have not completed their programs before their program’s teach-out date may enroll at UTI-Houston to complete their program. Both facilities will remain in use post-consolidation.

To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address our expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) the Company’s expectation that it will meet its fiscal year 2025 guidance for new student start growth, revenue growth, net income, diluted earnings per share, Adjusted EBITDA and Adjusted Free Cash Flow; (2) the Company’s expectation that it will continue to expand its value proposition and build a business that can grow in double digits with potential upside, regardless of the economic environment; and (3) the Company’s expectation that it will succeed in new program launches next year. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect our actual results include, among other things, failure of our schools to comply with the extensive regulatory requirements for school operations; our failure to maintain eligibility for or our ability to process federal student financial assistance funds; the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs; the effect of future legislative or regulatory initiatives related to veterans’ benefit programs; continued Congressional examination of the for-profit education sector; regulatory investigations of, or actions commenced against, us or other companies in our industry; changes in the state regulatory environment or budgetary constraints; our failure to execute on our growth and diversification strategy, including effectively identifying, establishing and operating additional schools, programs or campuses; our failure to realize the expected benefits of our acquisitions, or our failure to successfully integrate our acquisitions.; our failure to improve underutilized capacity at certain of our campuses; enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions; our failure to maintain and expand existing industry relationships and develop new industry relationships; our ability to update and expand the content of existing programs and develop and integrate new programs in a timely and cost-effective manner while maintaining positive student outcomes; a loss of our senior management or other key employees; failure to comply with the restrictive covenants and our ability to pay the amounts when due under the credit agreement; the effect of our principal stockholder owning a significant percentage of our capital stock, and thus being able to influence certain corporate matters and the potential in the future to gain substantial control over our company;

the effect of public health pandemics, epidemics or outbreak, including COVID-19, and other risks that are described from time to time in our public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by us in this press release and the related conference call are based only on information currently available to us and speak only as of the date on which it is made. We expressly disclaim any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure

Universal Technical Institute, Inc uses its websites (https://www.uti.edu/, https://concorde.edu, and https://investor.uti.edu/) and LinkedIn pages (https://www.linkedin.com/school/universal-technical-institute/ and https://www.linkedin.com/school/concorde-career-colleges/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and the Company may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.

Universal Technical Institute, Inc. (NYSE: UTI) was founded in 1965 and is a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, whose mission is to serve students, partners, and communities by providing quality education and support services for in-demand careers across a number of highly-skilled fields. The Company is comprised of two divisions: Universal Technical Institute ("UTI") and Concorde Career Colleges ("Concorde"). UTI operates 15 campuses located in 9 states and offers a wide range of transportation and skilled trades technical training programs under brands such as UTI, MIAT College of Technology, Motorcycle Mechanics Institute, Marine Mechanics Institute and NASCAR Technical Institute. Concorde operates across 17 campuses in 8 states, offering programs in the Allied Health, Dental, Nursing, Patient Care and Diagnostic fields. For more information, visit www.uti.edu or www.concorde.edu, or visit us on LinkedIn at @UniversalTechnicalInstitute and @Concorde Career Colleges or on X (formerly Twitter) @news_UTI or @ConcordeCareer.

Company Contact:
Christine Kline
Interim Chief Financial Officer and Chief Accounting Officer
Universal Technical Institute, Inc.
(623) 445-9464

Media Contact:
Susan Aspey
Vice President, Corporate Affairs & External Communications
Universal Technical Institute, Inc.
(202) 549-0534
saspey@uti.edu

Investor Relations Contact:
Matt Glover or Cody Cree
Gateway Group, Inc.
(949) 574-3860
UTI@gateway-grp.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2024	2023
Revenues	$201,429	$174,695
Operating expenses:
Educational services and facilities	100,141	92,409
Selling, general and administrative	73,810	68,055
Total operating expenses	173,951	160,464
Income from operations	27,478	14,231
Other income (expense):
Interest income	1,759	1,975
Interest expense	(1,673)	(2,871)
Other (expense) income, net	(35)	214
Total other income (expense), net	51	(682)
Income before income taxes	27,529	13,549
Income tax expense	(5,376)	(3,160)
Net income	$22,153	$10,389
Preferred stock dividends	—	(1,097)
Income available for distribution	$22,153	$9,292
Income allocated to participating securities	—	(2,855)
Net income available to common shareholders	$22,153	$6,437

Earnings per share:
Net income per share - basic	$0.41	$0.18
Net income per share - diluted	$0.40	$0.17

Weighted average number of shares outstanding(1):
Basic	53,987	36,434
Diluted	55,406	37,439

(1)     On December 18, 2023, the Company exercised in full its right of conversion of the Company’s Series A Preferred Stock which resulted in the conversion of all outstanding Series A Preferred shares into 19,296,843 shares of Common Stock. As of December 31, 2024 there were 54,365,529 shares of Common Stock outstanding.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	December 31, 2024	September 30, 2024
Assets
Cash and cash equivalents	$171,999	$161,900
Restricted cash	5,755	5,572
Receivables, net	27,933	31,096
Notes receivable, current portion	6,224	6,200
Prepaid expenses	12,851	11,945
Other current assets	6,111	5,238
Total current assets	230,873	221,951
Property and equipment, net	262,261	264,797
Goodwill	28,459	28,459
Intangible assets, net	18,007	18,229
Notes receivable, less current portion	39,558	36,267
Right-of-use assets for operating leases	155,666	158,778
Deferred tax assets, net	4,415	3,563
Other assets	14,517	12,531
Total assets	$753,756	$744,575
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$81,655	$83,866
Deferred revenue	88,375	92,538
Operating lease liabilities, current portion	21,688	22,210
Long-term debt, current portion	2,738	2,697
Other current liabilities	7,900	3,652
Total current liabilities	202,356	204,963
Deferred tax liabilities, net	4,696	4,696
Operating lease liabilities	144,409	146,831
Long-term debt	117,327	123,007
Other liabilities	4,992	4,847
Total liabilities	473,780	484,344
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 54,448 and 53,899 shares issued, 54,366 and 53,817 shares outstanding as of December 31, 2024 and September 30, 2024, respectively.	5	5
Paid-in capital - common	218,023	220,976
Treasury stock, at cost, 82 shares as of December 31, 2024 and September 30, 2024.	(365)	(365)
Retained earnings	60,662	38,509
Accumulated other comprehensive income	1,651	1,106
Total shareholders’ equity	279,976	260,231
Total liabilities and shareholders’ equity	$753,756	$744,575

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$22,153	$10,389
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,999	6,984
Amortization of right-of-use assets for operating leases	5,593	5,531
Provision for credit losses	2,101	1,486
Stock-based compensation	720	1,482
Deferred income taxes	(671)	(730)
Training equipment credits earned, net	(54)	529
Unrealized gain (loss) on interest rate swaps, net of taxes	545	(886)
Other (gains) losses, net	(25)	245
Changes in assets and liabilities:
Receivables	(632)	1,026
Prepaid expenses and other current assets	(2,165)	(4,060)
Other assets	(2,063)	408
Notes receivable	(3,315)	(2,731)
Accounts payable, accrued expenses and other current liabilities	(3,752)	(2,968)
Deferred revenue	(4,163)	(4,264)
Income tax payable/receivable	6,398	3,301
Operating lease liabilities	(5,426)	(4,708)
Other liabilities	(281)	(198)
Net cash provided by operating activities	22,962	10,836
Cash flows from investing activities:
Purchase of property and equipment	(3,345)	(3,848)
Net cash used in investing activities	(3,345)	(3,848)
Cash flows from financing activities:
Payments on revolving credit facility	(5,000)	—
Payment of term loans and finance leases	(662)	(618)
Preferred share repurchase	—	(11,320)
Payments of preferred stock cash dividend	—	(1,097)
Proceeds from stock option exercises	659	—
Payment of payroll taxes on stock-based compensation through shares withheld	(4,332)	(2,054)
Net cash used in financing activities	(9,335)	(15,089)
Change in cash, cash equivalents and restricted cash	10,282	(8,101)
Cash and cash equivalents, beginning of period	161,900	151,547
Restricted cash, beginning of period	5,572	5,377
Cash, cash equivalents and restricted cash, beginning of period	167,472	156,924
Cash and cash equivalents, end of period	171,999	143,590
Restricted cash, end of period	5,755	5,233
Cash, cash equivalents and restricted cash, end of period	$177,754	$148,823

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Student Metrics

	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	2,753	2,560	5,313	2,314	2,032	4,346
Year-over-year growth(1)	19.0%	26.0%	22.3%	17.2%	533.0%	89.4%
Average full-time active students	15,464	9,598	25,062	14,321	8,244	22,565
Year-over-year growth	8.0%	16.4%	11.1%	6.0%	6.6%	6.2%
End of period full-time active students	15,052	9,524	24,576	13,682	8,150	21,832
Year-over-year growth	10.0%	16.9%	12.6%	8.1%	6.8%	7.6%

(1)    Total company quarter-over-quarter comparisons are shown on an "as-reported basis." First quarter fiscal 2023 reflects UTI results for the full quarter and Concorde results beginning December 1, 2022.

Financial Summary by Segment and Consolidated

	Three Months Ended December 31, 2024				Three Months Ended December 31, 2023
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$131,478	$69,951	$—	$201,429	$115,373	$59,322	$—	$174,695
Year-over-year growth(1)	14.0%	17.9%	—%	15.3%	9.3%	311.1%	—%	45.6%
Educational services and facilities	59,722	40,419	—	100,141	57,368	35,041	—	92,409
Selling, general and administrative	46,303	18,337	9,170	73,810	42,915	17,153	7,987	68,055
Total operating expenses	106,025	58,756	9,170	173,951	100,283	52,194	7,987	160,464
Year-over-year growth(1)	5.7%	12.6%	14.8%	8.4%	8.8%	244.4%	(3.2)%	38.9%
Net income (loss)	24,328	11,165	(13,340)	22,153	13,597	7,173	(10,381)	10,389
Year-over-year growth(1)	78.9%	55.7%	(28.5)%	113.2%	6.8%	1077.2%	(11.0)%	292.3%

(1)    Total company quarter-over-quarter comparisons are shown on an "as-reported basis." First quarter fiscal 2023 reflects UTI results for the full quarter and Concorde results beginning December 1, 2022.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Three Months Ended December 31, 2024
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$51,116	$31,974	$5,096	$88,186
Bonus expense	3,567	958	1,337	5,862
Stock-based compensation expense	382	79	259	720
Total compensation and related costs	$55,065	$33,011	$6,692	$94,768

Advertising expense	$13,677	$7,362	$189	$21,228
Occupancy expense, net of subleases	7,740	5,586	170	13,496
Depreciation and amortization	5,971	1,709	319	7,999
Professional and contract services expense	2,698	1,339	3,727	7,764

	Three Months Ended December 31, 2023
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$45,367	$28,192	$3,563	$77,122
Bonus expense	3,494	857	1,022	5,373
Stock-based compensation expense	470	8	1,003	1,481
Total compensation and related costs	$49,331	$29,057	$5,588	$83,976

Advertising expense	$13,353	$6,092	$—	$19,445
Occupancy expense, net of subleases	7,607	5,798	150	13,555
Depreciation and amortization	5,494	1,154	336	6,984
Professional and contract services expense	2,587	1,870	2,507	6,964

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended December 31, 2024
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$24,328	$11,165	$(13,340)	$22,153
Interest income	(8)	(40)	(1,711)	(1,759)
Interest expense	1,140	70	463	1,673
Income tax expense	—	—	5,376	5,376
Depreciation and amortization	5,971	1,709	319	7,999
EBITDA	31,431	12,904	(8,893)	35,442
Stock-based compensation expense	382	79	259	720
Integration-related costs for completed acquisitions(1)	—	—	(700)	(700)
Restructuring costs	43	—	—	43
Adjusted EBITDA, non-GAAP	$31,856	$12,983	$(9,334)	$35,505

	Three Months Ended December 31, 2023
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$13,597	$7,173	$(10,381)	$10,389
Interest income	(6)	(128)	(1,841)	(1,975)
Interest expense	1,512	83	1,276	2,871
Income tax expense	—	—	3,160	3,160
Depreciation and amortization	5,494	1,154	336	6,984
EBITDA	20,597	8,282	(7,450)	21,429
Stock-based compensation expense	471	8	1,003	1,482
Integration-related costs for completed acquisitions(2)	500	462	612	1,574
Restructuring costs	43	—	—	43
Adjusted EBITDA, non-GAAP	$21,611	$8,752	$(5,835)	$24,528

(1)    During the three months ended December 31, 2024, the Company received $0.7 million in funds in final settlement of the outstanding escrow accounts affiliated with the purchase of Concorde on December 1, 2022.

(2)      Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in “Integration-related costs for completed acquisitions.” In prior quarters, these costs were presented in a line labeled “Start-up costs for new campuses and program expansion.” As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended December 31,
	2024	2023
Net cash provided by operating activities, as reported	$22,962	$10,836
Purchase of property and equipment	(3,345)	(3,848)
Free cash flow, non-GAAP	19,617	6,988
Adjustments:
Cash outflow for integration-related costs for completed acquisitions(1)(2)	(700)	1,652
Cash outflow for integration-related property and equipment(2)	—	1,592
Cash outflow for restructuring costs and property and equipment	28	5
Adjusted free cash flow, non-GAAP	$18,945	$10,237

(1)    During the three months ended December 31, 2024, the Company received $0.7 million in funds in final settlement of the outstanding escrow accounts affiliated with the purchase of Concorde on December 1, 2022.

(2)      Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in “Cash outflow for integration-related costs for completed acquisitions” and “Cash outflow for integration-related property and equipment.” In prior quarters, these costs were presented in the lines labeled “Cash outflow for start-up costs for new campuses and programs expansion” and “Cash outflow for property and equipment for new campuses and program expansion.” As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL
INFORMATION FOR UPDATED FISCAL 2025 GUIDANCE
(In thousands)
(Unaudited)

For each of the non-GAAP reconciliations provided for updated fiscal 2025 guidance, we are reconciling to the midpoint of the guidance range. The adjustments reflected below for updated fiscal 2025 are illustrative only and may change throughout the year, both in amount or the adjustments themselves.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Fiscal 2025 Guidance

Updated
Twelve Months Ended
September 30,
2025
Net income	~ $56,000
Interest (income) expense, net	~ 1,000
Income tax expense	~ 20,200
Depreciation and amortization	~ 33,500
EBITDA	~ 110,700
Stock-based compensation expense	~ 9,000
Acquisition related costs(1)	~ 3,000
Integration-related costs for completed acquisitions(2)	~ (700)
Restructuring costs	~ 2,000
Adjusted EBITDA, non-GAAP	~124,00
FY 2025 Guidance Range	$122,000 - 126,000

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow for Fiscal 2025 Guidance

Updated
Twelve Months Ended
September 30,
2025
Net cash provided by operating activities	~ $113,200
Purchase of property and equipment	~ (55,000)
Free cash flow, non-GAAP	~ 58,200
Adjustments:
Cash outflow for acquisition related costs(1)	~ 3,000
Cash outflow for integration-related costs for completed acquisitions(2)	~ (700)
Cash outflow for restructuring costs and property and equipment	~ 2,000
Adjusted free cash flow, non-GAAP	~ 62,500
FY 2025 Guidance Range	$60,000 - 65,000

(1)      FY25 projected spend on acquisition related costs is an estimate and is fully contingent on whether the Company pursues an acquisition this year.

(2)    During the three months ended December 31, 2024, the Company received $0.7 million in funds in final settlement of the outstanding escrow accounts affiliated with the purchase of Concorde on December 1, 2022.